Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of Helix BioPharma Corp.

We consent to the use of our audit report dated October 8, 2010 on the consolidated balance sheets of Helix BioPharma Corp. (the “Company”) as at July 31, 2010 and 2009, and the consolidated statements of operations and comprehensive loss, deficit, changes in shareholders’ equity and cash flows for each of the years in the three-year period ended July 31, 2010, and the effectiveness of internal controls over financial reporting as of July 31, 2010, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the Registration Statement on Form F-10.

Our audit report dated October 8, 2010, contains an explanatory paragraph that effective August 1, 2009 the Company, adopted The Canadian Institute of Chartered Accountants’ Handbook Section 3064, Goodwill and Intangible Assets, Section 3862, Financial Instruments - Disclosures, Section 3855, Financial Instruments –Recognition and Measurement.

(signed) KPMG LLP

Chartered Accountants, Licensed Public Accountants
Toronto, Canada
November 8, 2010